Exhibit 10.24

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) the type the registrant treats as private or confidential.

CUSTODIAN AGREEMENT

This Custodian Agreement (this “AGREEMENT”) effective on the date indicated on the signature page below (the “Effective Date”) by and between Etana Trust Company dba Etana Custody, a Colorado Corporation having its principal office located at 999 17th Street, Suite 300, Denver CO 80202 (hereinafter “ETANA”) and the client whose information is set forth on the signature page hereto (hereinafter the “CLIENT”).

WHEREAS the Client wishes to appoint ETANA to provide custodial services and ETANA is willing to perform such services on the terms and conditions contained in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AFFIRMATION OF AUTHORITY

By entering into this Agreement, each of ETANA and the Client represents and affirms that it has the legal capacity to enter into this Agreement and agrees to be legally bound by the terms and conditions herein. If Client is a natural person, Client represents and warrants that he or she is18 years of age or older.

2. DEFINITIONS AND INTERPRETATION

2.1 In this Agreement, including the above recitals:

2.2 Unless the context requires otherwise, the following terms shall have the following meanings:

“Authorized Person” has the meaning ascribed thereto in Section 4.1;

“Cash Account” has the meaning ascribed thereto in Section 3.1;

“Custody Account” has the meaning ascribed thereto in Section 3.1;

“Custody Assets” has the meaning ascribed thereto in Section 3.2;

“Digital Asset” means a digital asset commonly known as a “cryptocurrency,” “virtual currency,” “digital currency,” “stable coin” or “asset-backed token” recorded on, and transferred through, a distributed ledger network which is (a) not a means of exchange currently authorized or adopted by one or more governments, and (b) a security under any United States federal or state law;

“Instructions” has the meaning ascribed thereto in Section 4.2;

“Securities” means any stock, shares, bonds, securities or other similar property (including evidence of securities or title thereto and all rights in respect thereof) title to which, or ownership of, is not recorded on a distributed ledger network.

2.3 Words importing one gender only shall include the other and, unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa.

2.4 Words importing persons include companies and associations or bodies of persons whether corporate or unincorporated.

2.5 References to Sections are references to the numbered sections of this Agreement.

2.6 References to statutes are, unless otherwise specified, references to statutes of Colorado, and include any statutory modifications or re-enactments thereof, or rules promulgated thereunder for the time being in force.

2.7 Section headings are for convenience only and shall not affect the construction hereof.

2.8 References to this “Agreement” are references to this Agreement as from time to time amended, supplemented or restated.

3. APPOINTMENT OF CUSTODIAN

3.1 The Client authorizes ETANA (and ETANA so agrees) to establish and maintain on the terms of this Agreement (i) a custody account or accounts for the deposit of Digital Assets, Securities and any other items of property or other assets (the “Custody Account”), and (ii) a cash account or accounts for the deposit or receipt of money or funds from a deposit account (as defined in Uniform Commercial Code § 4-9-102(a)(29))in any currency (the “Cash Account”), in each case, currently held or from time to time received by, transferred to or held to the order or under the direction or control of ETANA for the account of the Client.

3.2 The Digital Assets, Securities, money, and any other items of property or assets (the “Custody Assets”) will be held by ETANA, which will be responsible for their safekeeping, as custodian for the account of the Client on and subject to the terms of this Agreement and applicable law.

3.3 The Client agrees and understands that ETANA pool the Client Assets with property of other clients of ETANA like with like, and the Client’s beneficial entitlement therein will be proportionate to the property deposited with ETANA by the Client (as increased or diminished by subsequent sales or purchases from time to time). All such accounts will be named so as to indicate their trustee or nominee nature.

3.4 ETANA is authorized to appoint any nominees, agents or sub-custodians, whether in its own name or that of the Client, to perform any of the duties of ETANA under this Agreement and is entitled to deposit the Custody Assets in or with any depository or clearance system; provided, however, ETANA will only appoint federally-chartered and federally-insured banks for banking services and for the custody of Digital Assets ETANA will only appoint custodians with SOC 2, ISO 72000, ISO 72001, or NIST 800-35 compliant, and maintain insurance benefiting ETANA’s clients, which is offered by an internationally reputable and creditworthy insurance carrier or financial institution. Any reference in this Agreement to ETANA will, where the context so requires, include its nominees, agents or sub-custodians (which term extends to any depository or clearance system) appointed by ETANA on its behalf. Etana will not be responsible for an act or omission or for the solvency of any nominee, agent or sub-custodian, appointed pursuant to this Section 3.4.

3.5 Where ETANA agrees to act as custodian for the Client under the terms of any power of attorney from the Client, each of the provisions of this Agreement, including (without limitation) any indemnity in favor of ETANA, will also apply to ETANA’s actions as attorney for the Client, and the Client agrees to ratify and confirm such actions of ETANA, and to execute such documents and/or do all such other acts and things as ETANA may require for the purposes of the foregoing.

4. AUTHORIZED PERSONS AND INSTRUCTIONS

4.1 The Client agrees to provide ETANA with a list of such officers, employees, agents or other persons, including without limitation Money Managers or Introducing Brokers (each an “Authorized Person”) of or for the Client that have been authorized, either alone or with others as specified, to act on its behalf in the giving of instructions and/or performance of any acts, discretions or duties under this Agreement, together with specimens of their signatures if written instructions are to be given, and ETANA shall be entitled to rely upon the continued authority of an Authorized Person to given instructions and so act on behalf of the Client as aforesaid until ETANA receives written notice (as provided in Section 16) from the Client to the contrary.

4.2 ETANA may act upon instructions (“Instructions”) from an Authorized Person (or otherwise given on behalf of the Client) in such manner as may be agreed by ETANA and received by ETANA, in its absolute discretion, via telephone, email, or other or electronic communication system acceptable to ETANA which is transmitted with such security features as are agreed in writing between the Client and ETANA and on such terms and conditions as ETANA may specify, provided that when taking action upon Instructions ETANA will act in a reasonable and proper manner unless otherwise instructed, and provided further that:

4.2.1 Instructions will continue in full force and effect until cancelled or superseded (except in respect of Instructions executed by ETANA which can no longer be cancelled),

4.2.2 if any Instructions are illegible, unclear and/or ambiguous, ETANA will not execute such Instructions until any ambiguity or conflict has been resolved to its satisfaction,

4.2.3 Instructions will be carried out subject to the rules, operating procedures and market practice of any relevant stock exchange, clearing house, settlement system or market where or through which they are to be executed, and ETANA may further refuse to execute Instructions if in ETANA’s reasonable opinion they are outside the scope of its duties under this Agreement or are contrary to any applicable law, rule or other regulatory requirement (whether arising from any governmental authority, self- regulatory organization or that of a relevant stock exchange, clearing house, settlement system or market as aforesaid), and

4.2.4 ETANA may rely in the performance of its duties under this Agreement and without liability on its part, upon any Instructions believed by it in good faith to be given by an Authorized Person (or otherwise to have been given on behalf of the Client) and upon any notice, request, consent, certificate or other instrument believed by it in good faith to be genuine and to be signed or furnished by the proper party or parties thereto, including (without limitation) the Client or any Authorized Person.

4.3 Except as otherwise provided in this Agreement, all transactions involving the Custody Assets will be executed or settled or otherwise carried out solely in accordance with Instructions.

4.4 Except as otherwise agreed by ETANA, ETANA is not required to take any action to comply with any Instructions or to take any other action hereunder if (i) in the event that a transfer is to be made on behalf of the Client, there are at the time that such action is to be taken insufficient monies deposited to the credit of the Cash Account to cover the costs of such action, or (ii) in the event that Digital Assets, Securities or other property or assets are to be delivered to a third party, such Digital Assets, Securities or other property or assets are not deposited to the credit of the Custody Account, freely available and in deliverable form. Notwithstanding the foregoing and in the absence of an agreed overdraft or other facility between the parties, if the costs of any action to be taken exceed such monies as aforesaid, ETANA may, in its absolute discretion, advance, for the account of the Client, the amount of the difference in order to settle the cost of such action. The Client agrees that the amount of such advance is repayable on demand and bears interest (the interest will be determined by Etana’s banking partner) accruing from the date such advance is made to but excluding the date such advance is repaid at a per annum rate (after as well as before judgment) customarily charged by ETANA on similar advances or as from time to time agreed between ETANA and the Client. Client acknowledges and agrees that such advance is in the absolute and sole discretion of ETANA and that the occurrence of any such advance on any occasion will not be construed as a course of business and Client will not have any expectation of any future advance.

4.5 In the event that Client has engaged the services of a money manager or introducing broker, Client hereby represents and warrants to ETANA that such third-party money manager or introducing broker has the requisite power of attorney to provide ETANA with Instructions concerning the Client’s Custody Account and all such Instructions will have the force and effect as if given directly by the Client. In addition, the Client acknowledges and agrees that it is solely responsible for any losses in its Custody Account, whether accrued as a result of Instructions from Client or from Client’s Authorized Person, including without limitation, a duly authorized Money Manager or Introducing Broker unless, in all cases, such losses are the result, directly or indirectly, of ETANA’s negligence.

5. FEES AND EXPENSES; INTEREST

5.1 The Client agrees to pay fees to ETANA for its services pursuant to this Agreement in the amounts and at the intervals set out in Exhibit A hereto, unless otherwise agreed in writing between ETANA and Client. The Client further agrees to pay ETANA’s incidental expenses relating to administration of Client’s account(s) that are contemplated in Exhibit A. Following one year from Effective Date, ETANA may upon ninety (90) days written notice adjust and re-adjust the amounts and/or intervals at which such fees are payable, after which period Client agrees to pay such fees in accordance with the relevant notice. Client agrees and understands that ETANA has the right to retain or set-off against any Custody Assets any obligations Client has to ETANA.

5.2 Client agrees that ETANA has no obligation to pay interest to the Client on amounts deposited to the Cash Account unless set forth in Exhibit A or so agreed with the Client and then only at the rates and the intervals as agreed from time to time between the Client and ETANA.

6. DUTIES OF ETANA

The duties of ETANA are:

6.1 in the absence of contrary Instructions and without the need for Instructions from the Client

6.1.1 to sign any certificates of ownership or other certificates relating to the Custody Assets,

6.1.2 to collect and receive all transfers (whether income or capital) and distributions in respect of the Custody Assets, and to take any action necessary and proper, and/or otherwise reasonably incidental in connection with the same, including (without limitation) the presentation of coupons and other interest items,

6.1.3 to make cash disbursements and pay any expenses or other charges incurred in relation to the Custody Assets and the performance by ETANA of its duties under this Agreement, and to debit the same to the Cash Account, and

6.1.4 as far as reasonably practicable and to the extent actually notified to ETANA, to promptly notify the Client of all notices, reports and other financial information relating to the Custody Assets received by ETANA, and to seek Instructions from the Client as to any action to be taken in connection therewith;

6.2 to follow Instructions as to the registration of Securities, and in the absence of such Instructions to register all Securities (other than bearer Securities) in its name or in those of its nominees and/or agents as it sees fit.

6.3 to follow Instructions as to the application of and movements in the Custody Assets;

6.4 upon receipt of Instructions and as far as reasonably practicable, to exercise subscription, purchase, voting or other similar rights attaching to the Custody Assets;

6.5 in the event of termination of this Agreement, to deliver or transfer the Custody Assets to the Client or to such other person(s) as the Client instructs, net only of any outstanding liabilities attaching to the Custody Assets of which ETANA is or becomes aware and of any fees and expenses due and owing to ETANA; and

6.6 to hold the Custody Assets in segregated accounts in its books, to arrange for certificated Securities and any other physical property or assets (e.g., precious metals) to be deposited in its vault or otherwise held by or to its order as it may think proper for the purposes of providing for their safekeeping, and to record the amounts and locations thereof.

7. DUTIES OF THE CLIENT

7.1 The Client will deliver or cause to be delivered to ETANA from time to time inter alia, the following:

7.1.1 the Digital Assets, Securities or other property or assets, which the Client now owns or may hereafter acquire which Client wishes to be held by ETANA; and

7.1.2 evidence of ownership of the Digital Assets, Securities or other property or assets.

7.2 The Client agrees to provide ETANA with copies of all documents and other relevant material as ETANA may require for the performance of its duties hereunder.

8. REPORTING AND INFORMATION

ETANA will provide the Client or its authorized agent with periodic reports, transaction advices and/or statements of accounts relating to the Custody Assets, the dates and depth of reporting level of which will be as expressly agreed in writing between ETANA and the Client from time to time. In the absence of the filing with ETANA by the Client of exceptions or objections to any information, report, statement, confirmation, note or other document within thirty (30) days of the date of receipt thereof, Client agrees that ETANA will not be responsible for any errors or omissions therein and the Client will be deemed to have approved the contents thereof and accepted responsibility for all of its obligations appearing therein.

9. NON-EXCLUSIVITY AND OWN ACCOUNT DEALING

The services provided to the Client by ETANA under this Agreement are non-exclusive, and unless in violation of applicable law, nothing contained in or implied by this Agreement will be construed so as (i) to prevent ETANA, its nominees or agents or its or their associated companies, principals, affiliates or employees in any way from purchasing, selling or otherwise dealing in any Securities or other assets (whether forming part of the Custody Assets or not) for its or their own account prior to, simultaneously with, or subsequent to any dealings on behalf of the Client, or (ii) from providing similar services to or entering into similar agreements with any customers or other persons or (iii) to impose any duty of disclosure or liability to account for any profit made by any of them in relation to any of the foregoing

10. REPRESENTATIONS AND WARRANTIES:

10.1 Each of ETANA and the Client represents and warrants to the other that:

10.1.1 (unless it is an individual in which case this sub-section shall not apply) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

10.1.2 it has the power and authority to perform its obligations under this Agreement (and under any other documentation required in connection herewith); and

10.1.3 its obligations under this Agreement (and under any other documentation as aforesaid) constitute its legal, valid and binding obligations.

10.2 Each party represents that it is in compliance with all applicable laws and regulations, and has obtained all regulatory licenses, approvals and consents as applicable; without limiting the generality of the foregoing, Client will not use ETANA’s services in any manner that is, or would result in, a violation of any applicable laws or regulations.

10.3 The Client further represents and warrants to ETANA that it is the beneficial owner of the Custody Assets (or otherwise has all necessary authorizations and consents to enable it to deal with the Custody Assets) and, if it is acting as trustee, manager or otherwise in a representative capacity in relation to the Custody Assets, that it is fully empowered to enter into and perform its obligations under this Agreement (and under any other documentation as aforesaid) and to grant the rights and remedies to ETANA contained herein and therein.

10.4 Notwithstanding anything else to the contrary, the Parties agree that: (i) all property held in the Custody Account under this Agreement is a “financial asset” for purposes of UCC Section 4-8-102(a)(9)(iii); (ii) ETANA is a “securities intermediary” for purposes of UCC Section 4-8-102(a)(14); (iii) Client’s Custody Account maintained by ETANA and any other account maintained by ETANA for the benefit of Client is a “securities account” within the meaning of UCC Section 4-8-501(a), and (iv) Client has a security entitlement to any property held in the Custody Account.

10.5 The Parties acknowledge and agree that (i) Digital Assets held in the Custody Account are of a type customarily traded in a recognized market, (ii) the prices of such Digital Assets are considered volatile and that it would not be necessary under UCC Section 4-9-611(b) to give notice of any proposed disposition of such Digital Assets, (iii) the market value will be the prices or bid or offer quotations for such Digital Assets published on the Coinbase trading platform, and (iv) in the absence of a price on the Coinbase trading platform, ETANA may use any generally recognized source for prices or bid or offer quotations for any Digital Asset in the Custody Account, in ETANA’s sole, commercially reasonable discretion.

11. SCOPE OF RESPONSIBILITY AND INDEMNITY

11.1 Subject to the terms hereof ETANA will use all reasonable care in the performance of its duties under this Agreement but will not be responsible for any loss or damage suffered by the Client as a result of ETANA performing such duties unless the same results from an act of willful default or gross negligence or error (e.g., fat finger) on the part of ETANA and in which event the liability of ETANA in connection with the Custody Assets so affected by ETANA’s willful default or gross negligence as aforesaid will not exceed the market value (as determined by ETANA based on the last traded price for the Digital Asset on Coinbase Pro (where such last traded price is within four hours of the incident causing loss or damage, or in the absence of such a last traded price such last traded price on Kraken) of such Custody Assets at the time when such fraud, willful default or gross negligence is notified to the Client. Notwithstanding the foregoing, no provision of this Agreement will require ETANA to expend or risk its own funds, property, or otherwise incur any financial liability, in the performance of any of its duties hereunder.

11.2 Client agrees that ETANA is not, other than as stated in Section 11.1 above, responsible for the title, validity or genuineness of any of the Custody Assets (or any evidence of title thereto) received or delivered by it pursuant to this Agreement or, unless otherwise expressly agreed in writing by ETANA, for the maintenance of any insurances in respect of the Custody Assets.

11.3 Except as otherwise expressly agreed in writing by ETANA, the Client is responsible for all filings, tax returns and similar reports on any transactions undertaken pursuant to this Agreement or in connection with the Custody Assets which must be made to any relevant authority whether governmental or otherwise and for the cost of all unpaid calls, taxes (including without limitation any valued added tax), imposts, levies or duties, or any other liability or fees arising out of or in connection with the Custody Assets, and in so far as ETANA is under any obligation (whether of a governmental nature or otherwise) to pay the same on behalf of the Client it may do so without Instructions from the Client firstly by debit to the Cash Account, and to the extent of any deficiency in the Cash Account, out of the Custody Account.

11.4 ETANA is not acting under this Agreement as manager or investment adviser to the Client, and responsibility for the selection, acquisition and disposal of the Custody Assets remains with the Client at all times. ETANA has no obligation to explain or warn of any risks taken or to be taken by the Client. Further, Client hereby expressly acknowledges and agrees that ETANA cannot and will not provide Client with any financial or other advice concerning any of the Custody Assets.

11.5 Client agrees that ETANA, except as referenced in this agreement, has no responsibility for and will not be liable for losses incurred by the Client caused by or resulting from any of the following:

11.5.1 delay in the actual receipt by ETANA of Instructions from the Client relating to any transaction, redemption or other transaction, or delay in the actual receipt of such transfer or in the actual occurrence of such redemption or transaction, relating to money, deposit fund transfers, Digital Assets, Securities or other property or assets, forming, or to form part of, the Custody Assets and effected or to be effected hereunder;

11.5.2 loss or damage to, or theft of, any part of the Custody Assets held and/or administered by or under the direction or control of any nominee or agent of ETANA (or by any third party instructed by or through it or any such nominee or agent), the acts of omissions of such a nominee or agent (or any third party as aforesaid), or the bankruptcy, liquidation, winding up or similar act of or by such a nominee or agent (or any third party as aforesaid), provided that ETANA has exercised all reasonable care in selecting the relevant nominee or agent; and

11.5.3 any event of force majeure or other event beyond ETANA’s reasonable control, including but not limited to nationalization, expropriation, currency restrictions, acts of state or acts of god, insurrections, terrorist acts, epidemics, pandemics, labor disturbances among staff of ETANA or of its nominees or agents (or of any third parties instructed by or through it or any such nominees or agents), power failures or breakdowns in communications links or equipment of ETANA or of its nominees or agents (or of any third parties as aforesaid), or the failure or disruption of any relevant stock exchange, clearing house, settlement system or market; provided that and without prejudice to the foregoing, ETANA shall use all reasonable efforts to assist the Client in avoiding, minimizing or mitigating such losses as aforesaid.

11.6 Except to the extent contemplated by Section 11.1 where ETANA’s conduct is fraudulent, grossly negligent or has engaged in willful misconduct, Client agrees to indemnify ETANA against any third party liabilities, losses, damages, costs and expenses (including but not limited to legal fees) incurred by ETANA and arising out of any action taken or omitted to be taken by ETANA hereunder or pursuant to any Instructions, including but not limited to any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Custody Assets, including any such charges imposed on ETANA or any nominee or agent of ETANA, appearing as holder or holder of record of the Custody Assets or any part thereof, but excluding those liabilities, losses, damages, costs and expenses which arise (whether through act or omission) as the result of fraud, willful default or gross negligence on the part of ETANA in the performance of its duties under this Agreement. Notwithstanding anything to the contrary, Client’s indemnity obligations hereunder shall be limited to the equivalent of one year of fees paid, or payable, to ETANA hereunder.

11.7 Acting on behalf of an Undisclosed Principal.

To the extent that ETANA may, from time to time, offer Client an opportunity to buy or sell one or more Digital Asset, or to loan or borrow one or more Digital Assets, Client understands that ETANA is acting solely in an agency capacity on behalf of another client or third-party which is an undisclosed principal (the “Undisclosed Principal Service”). Client agrees that, except for gross negligence or willful misconduct, ETANA is in no way liable for any breach of a contract to buy or sell or to loan or borrow a Digital Asset arranged through the Undisclosed Principal Service by the buyer, seller, lender or borrower for whatever reason. In facilitating any such transactions, ETANA will also not disclose Client’s identity; provided, however, if either the buyer, seller, lender or borrower breaches a contract of sale or loan arranged through the Undisclosed Principal Service, ETANA will disclose the identities of the counterparties to each other to enable them to resolve the breach of contract.

11.8 Forks.

Client understands that the software protocols underlying Digital Assets are often open source so that they can be modified by anyone suddenly and without notice (“Forked Digital Asset”). Client acknowledges and agrees that ETANA has no obligation to necessarily support the custody of a Forked Digital Asset, and whether ETANA chooses to support such a Forked Digital Asset is entirely within ETANA’s discretion, even if that decision to support, or not, such a Forked Digital Asset causes Client to incur losses. In addition, Client agrees that it is entirely within ETANA’s discretion how quickly it reaches a decision on whether to support a Forked Digital Asset.

12. REGULATORY REQUIREMENTS

Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of Section 19 below, where ETANA is for the time being subject to any regulatory requirements (whether made by the United States or Colorado or otherwise) in relation to its dealings with the Client under this Agreement, the rights and obligations of ETANA under the provisions of this Agreement will be read and construed to the greatest extent permitted by, and in accordance with such applicable regulatory requirements.

13. TERM AND TERMINATION

13.1 This Agreement commences on the date first above written and will continue until terminated in accordance with the provisions of Section 13.2.

13.2 Except as otherwise provided in this Agreement, either party may terminate the obligations of ETANA upon notice to the other party in its sole and absolute discretion upon 90 days notice.

13.3 If notice of termination is given, ETANA will (at the cost and expense of the Client, deliver or transfer the Custody Assets to a bank account approved by Client, and if not possible, then credit to an account linked with the client, and/or to such location(s) as ETANA may reasonably determine.

13.4 ETANA will not be under any obligation to deliver or transfer the Custody Assets to the persons specified as aforesaid, until transfer of all amounts which ETANA determines to be owed to it hereunder has been made.

13.5 ETANA will be entitled to receive fees as provided for herein until the moment of actual delivery or transfer of the Custody Assets to the persons specified as aforesaid.

14. CONFIDENTIALITY; DISCLOSURE

The Client and ETANA agree to keep confidential any information that either of them may receive in relation to the Agreement, provided, however, each party agrees and understands that the other may disclose such information if required to do so by any applicable law, statute or other regulation of or by way of court order or similar process enforceable in any relevant jurisdiction or if required to do so by any regulatory body or self- regulatory organization (whether of a governmental nature or otherwise) in any relevant jurisdiction and to whose authority the relevant party is (whether or not through force of law) subject or otherwise accustomed to act. ETNA’s confidentiality obligations shall survive any termination.

15. SUCCESSORS AND ASSIGNMENT

This Agreement will bind and inure for the benefit of the parties hereto and their respective successors, provided that neither party may assign, transfer or charge any of its rights and benefits hereunder without the prior written consent of the other party.

16. NOTICES

16.1 Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices provided in connection herewith must be in writing via email to the email addresses set forth below, or such other means as may from time to time be expressly agreed in writing between the Client and ETANA, addressed to the address or email address furnished from time to time by the relevant addressee to the other party.

Notices to ETANA:

999 17th Street, Suite 300,
Denver, CO. 80202

Tina Tran – [***]

Notices to Apifiny:

1675 Broadway,

New York, NY. 10019

Erez Simha – [***]

16.2 All requests, demands or other communications or notices as aforesaid will be deemed effective, when an email containing such requests, demands or other communications or notices is sent (but in the case of any requests, demands or other communications or notices, including but not limited to Instructions, being given to ETANA, only upon receipt thereof by ETANA).

17. COUNTERPARTS; ELECTRONIC SIGNATURES

This Agreement may be executed and delivered in counterparts (including by email transmission), each of which will be deemed an original. This Agreement may be consummated by electronic means and the parties authorize that their electronic signatures act as their legal signatures to this Agreement. This Agreement will be considered signed by a party when his/her/its electronic signature is transmitted. Such signature will be treated in all respects as having the same effect as an original handwritten signature.

18. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior oral communications and other written agreements between them.

19. AMENDMENTS

The parties may amend this Agreement from time to time so long as each party consents in writing.

20. GOVERNING LAW

This Agreement and any Instructions given hereunder shall be governed by and construed in accordance with the internal laws of the State of Colorado without regard to New York’s conflicts of law principles.

21. JURISDICTION

21.1 Each party agrees for the benefit of the other, that the state and federal courts located in the City and County of Denver Colorado will have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and any Instructions given hereunder and, for such purposes, each party irrevocably submits to the jurisdiction of such courts. Each party further irrevocably waives any right that it may otherwise have to a trial by jury in such courts and each party further irrevocably waives any objection that it may have or be entitled to claim at any time that any such suit, action or proceeding has been brought in an inconvenient forum, or to the enforcement of any judgment in respect thereof over any of its assets or property (including without limitation, the Custody Assets) in any jurisdiction.

12CUSTODIAN AGREEMENT

ACKNOWLEDGMENTS

I acknowledge reviewing, understanding and being bound by the Custodian Agreement.

Furthermore, I am duly authorized to execute this agreement and by typing my name below, I understand and agree that this form of electronic signature has the same legal force affect as a manual signature.

DATED: 9/1/2021 | 10:26:22 AM PDT

APIFINY INC

By:	/s/ Haohan Xu
Name:	Haohan Xu
Title:	CEO

ETANA TRUST COMPANY

By:	/s/ Brandon Russell
Name:	Brandon Russell
Title:	CEO